Exhibit 5.1

October 12, 2021 dMY Technology Group, Inc. IV 1180 North Town Center Drive, Suite 100 Las Vegas, Nevada 89144 RE: Registration Statement on Form S-4 (File No. 333-258431)

Ladies and Gentlemen:

We have acted as New York counsel to dMY Technology Group, Inc. IV, a corporation organized under the laws of the State of Delaware (“dMY” or the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4 (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), including the proxy statement/prospectus forming a part thereof, relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the shares of dMY’s Class A common stock, par value $0.0001 per share, and Class B common stock, par value $0.0001 per share (the “dMY Shares”), to be issued by dMY pursuant to the terms of that certain Agreement and Plan of Merger, dated as of July 7, 2021 (the “Merger Agreement”), by and among the Company, Photon Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“First Merger Sub”), Photon Merger Sub Two, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of the Company (“Second Merger Sub”), and Planet Labs Inc., a Delaware corporation.

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, any prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the issue of the dMY Shares.

In connection with our opinions expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinions set forth in this opinion letter:

i.	the Registration Statement;

ii.	the Merger Agreement;

iii.	the form of certificate of incorporation of the Company to become effective upon consummation of the Business Combination;

iv.	the form of bylaws of the Company to become effective upon consummation of the Business Combination;

v.	a copy of the Resolutions of the Board of Directors of the Company adopted on July 6, 2021 certified by the Secretary of the Company;

vi.

a copy of a certificate, dated the date hereof, of the Delaware Secretary of State, dated October 12, 2021, certifying the existence and good standing of the Company under the laws of the State of Delaware; and

vii.	the specimen Class A common stock certificate of the Company.

dMY Technology Group, Inc. IV

October 12, 2021

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinion expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed.

Based upon the foregoing assumptions and the assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinion expressed below, we are of the opinion that when the dMY Shares have been issued upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, such dMY Shares will be validly issued, fully paid and nonassessable.

The opinion expressed above is limited to questions arising under the Delaware General Corporation Law. We do not express any opinion as to the laws of any other jurisdiction.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is provided solely in connection with the distribution of the dMY Shares pursuant to the Registration Statement and is not to be relied upon for any other purpose.

The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the dMY Shares appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement or any prospectus filed pursuant to Rule 424(b) with respect thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ White & Case LLP

JR:SB:LKM:DB:GJ

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